Exhibit 10.2



                       SERVICES AGREEMENT

     This Services Agreement (this "Agreement"), dated as of July 18, 2003, is by and between (i) Media and Entertainment.com, Inc., a Nevada corporation having offices located at 10120 S. Eastern Avenue, Suite 200, Las Vegas, Nevada 89052 (the "Company"), and (ii) Winsonic Holdings Ltd., a California corporation having offices located at One Wilshire Building, 624
S. Grand Avenue, Suite 1100, Los Angeles, California 90017 (the
"Supplier").

1.        Services.

     1.1. Supplier agrees to perform and provide to Company, services consisting of non-exclusive electronic access from Company's digital information processing, transmission and storage systems ("Servers") to the global computer communications network known as the Internet ("Internet") via digital or optical circuit having bandwidth of at least 44.736 Million bits per second, i.e., DS3 or greater (collectively, the "Services").
1.2. Subject to the terms and conditions of this Agreement, Supplier shall attempt to provide the Services for twenty-four
(24) hours a day, seven (7) days a week throughout the term of this Agreement. Company agrees that from time to time the Services may be inaccessible or inoperable for any reason, including, without limitation: (i) equipment malfunctions; (ii) periodic maintenance procedures or repairs which Supplier may undertake from time to time; or (iii) causes beyond the control of Supplier or which are not reasonably foreseeable by Supplier, including, without limitation, interruption or failure of telecommunication or digital transmission links, hostile network attacks, network congestion or other failures. Company agrees that Supplier has no control of availability of Services on a continuous or uninterrupted basis.

2.        Payment; Issuance of Company Securities.

     2.1. In consideration of Supplier's agreement to provide the Services, Company shall, as soon as practicable following the execution and delivery of this Agreement, sell and issue to Supplier Two Million (2,000,000) shares of Company's common stock, $.001 par value per share (the "Shares").

     2.2. Company represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, and that it has all requisite power and full legal right to execute and deliver this Agreement and to perform all of its obligations hereunder in accordance with the terms hereof.

     2.3. Supplier represents and warrants that it is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), was not organized for the specific purpose of acquiring the securities offered hereby, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated under this Agreement. Supplier's financial condition is such that it is able to bear all economic risks of investment in the Shares, including a complete loss of its investment therein.
Company has provided Supplier with adequate access to financial and other information concerning Company as requested and Supplier has had the opportunity to ask questions of and receive answers from Company concerning the transactions contemplated by this Agreement and to obtain therefrom any additional information necessary to make an informed decision regarding an investment in Company. Supplier is acquiring the Shares solely for investment purposes, with no present intention of distributing or reselling any of the Shares or any interest therein. Supplier is aware that the Shares will not be registered under the Securities Act, and that neither the Shares nor any interest therein may be sold, pledged, or otherwise transferred unless the Shares are registered under the Securities Act or qualify for an exemption under the Securities Act. Notwithstanding that fact, the Shares shall be included in the Registration Rights Agreement executed on the date hereof between the Company and the Supplier.

3.        Term.

     The term of this Agreement shall commence upon execution and delivery hereof by the parties and continue thereafter for five
(5) years, unless earlier terminated by the written agreement of both parties.

4.        Miscellaneous.

     4.1. Independent Contractors. The parties and their respective personnel, are and shall be independent contractors and neither party by virtue of this Agreement shall have any right, power or authority to act or create any obligation, express or implied, on behalf of the other party.

     4.2. Assignment. Neither party may assign any of its rights, duties or obligations under this Agreement to any person or entity, in whole or in part, and any attempt to do so shall be deemed void and/or a material breach of this Agreement.

     4.3. Waiver. No waiver of any provision hereof or of any right or remedy hereunder shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.
No delay in exercising, no course of dealing with respect to, or no partial exercise of any right or remedy hereunder shall constitute a waiver of any other right or remedy, or future exercise thereof.

     4.4. Severability. If any provision of this Agreement is determined to be invalid under any applicable statute or rule of law, it is to that extent to be deemed omitted, and the balance of the Agreement shall remain enforceable.

     4.5. Notice. All notices shall be in writing and shall be deemed to be delivered when received by certified mail, postage prepaid, return receipt requested, or when sent by facsimile or e-mail confirmed by call back. All notices shall be directed to the parties at the respective addresses given above or to such other address as either party may, from time to time, designated by notice to the other party.

    4.6. Amendment. No amendment, change, waiver, or discharge hereof shall be valid unless in writing and signed by both parties.

    4.7. Law. This Agreement shall be governed in all respects by the laws of the State of California without regard to its conflict of laws provisions.

    4.8. Force Majeure. If the performance of any part of this Agreement by either party is prevented, hindered, delayed or otherwise made impracticable by reason of any flood, riot, fire, judicial or governmental action, labor disputes, act of God or any other causes beyond the control of either party, that party shall be excused from such to the extent that it is prevented, hindered or delayed by such causes.

    4.9. Entire Agreement. This Agreement constitutes the complete and exclusive statement of all mutual understandings between the parties with respect to the subject matter hereof, superseding all prior or contemporaneous proposals, communications and understandings, oral or written.

     IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed this Agreement.


MEDIA AND ENTERTAINMENT.COM, INC.  WINSONIC HOLDINGS, LTD.



By: /s/ Jon J. Jannotta            By: /s/ Winston Johnson
   ---------------------              ----------------------
Name: Jon J. Jannotta              Name: Winston Johnson

Title: Executive Vice President    Title:    President